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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              SHOPKO STORES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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THIS FILING CONSISTS OF THE COMPANY'S TALKING POINTS FOR COMMUNICATIONS WITH
HOLDERS OF THE COMPANY'S OUTSTANDING BONDS REGARDING THE PROPOSED MERGER.


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ShopKo Stores, Inc.
TALKING POINTS FOR SHOPKO STORES INC.
BOND HOLDERS

April 8, 2005

Today, we signed a definitive merger agreement ("Merger Agreement") to be acquired by Badger Retail Holding, Inc., an affiliate company of Goldner Hawn Johnson & Morrison Incorporated (GHJ&M), a Minneapolis-based private equity investment firm. Please refer to the press release issued today for further details.

As a public company, we are limited in the amount of information we can provide and any further communications will be posted on our website. More specific details regarding this transaction will be contained in the definitive proxy materials that will be mailed to our shareholders in the near future.

As indicated in the press release, commitment letters have been received from Bank of America, ShopKo's current principal lender, and Backbay Capital Funding LLC, an affiliate of Bank of America.

The financing commitments contemplate that ShopKo will have substantial excess borrowing capacity above the anticipated needs of the enterprise.

Under the terms of the Merger Agreement which is an exhibit to the Form 8-K filed by ShopKo with the SEC today, the purchaser, at its option, can request that the Company commence a tender offer for its 9.25% Senior Unsecured Notes due March 15, 2022. At this time the Company has not received a request to commence a tender offer.

In connection with ShopKo's solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, ShopKo will file with the Securities and Exchange Commission (the "SEC"), and will furnish to shareholders of ShopKo, a proxy statement. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from ShopKo's website, http://www.shopko.com.

ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in ShopKo's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 15, 2004 is also set forth in the Schedule 14A filed by ShopKo on April 26, 2004 with the SEC.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. ShopKo may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of financing or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of ShopKo are described in ShopKo's filings with the SEC, including ShopKo's annual report on Form 10-K for the fiscal year ended January 29, 2005.